                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549


                                   --------


                                   FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                   Chevy Chase Preferred Capital Corporation
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            (Exact Name of Registrant as Specified in its Charter)



        Maryland                                            52-1998335
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(State of Incorporation or Organization)                  (I.R.S. Employer
                                                          Identification no.)


8401 Connecticut Avenue
Chevy Chase, Maryland                                           20815
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  (Address of principal executive offices)                    (zip code)


     If this Form relates    If this Form relates to the registration of a
     to the registration     class of debt securities and is to become
     of a class of debt      effective simultaneously with the effectiveness
     securities and is       of a concurrent registration statement under the
     effective upon filing   Securities Act of 1933 pursuant to General
     pursuant to General     Instruction A (c)(2)
     Instruction A(c)(1)     please check the following box.      [_]
     please check the
     following box.     [_]

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                             Name of Each Exchange on Which
to be so Registered                             Each Class is to be Registered
-------------------                             ------------------------------

Noncumulative Exchangeable Preferred Stock,     New York Stock Exchange
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Series A (par value $5.00 per share)
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Securities to be registered pursuant to Section 12(g) of the Act:


        None
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  (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------


         Information concerning the Noncumulative Exchangeable Preferred Stock, Series A, par value $5.00 per share, of Chevy Chase Preferred Capital Corporation, Inc. (the "Company") to be registered hereunder is incorporated by reference to the section entitled "Description of Series A Preferred Shares" in the prospectus forming a part of the Registration Statement on Form S-11, as amended from time to time (Registration No. 333-10495), filed by the Company under the Securities Act of 1933, as amended.


Item 2.  Exhibits.
         --------

         1. The Company's Registration Statement on Form S-11, as amended from time to time (Registration No. 333-10495), is incorporated herein by this reference.

         2. The Articles of Amendment and Restatement of the Company are incorporated herein by this reference to Exhibit 3(b) to the Company's Registration Statement on Form S-11, as amended from time to time
(Registration No. 333-10495).

         3. The Bylaws of the Company are incorporated herein by this reference to Exhibit 3(b) to the Company's Registration Statement on Form S-11, as amended from time to time (Registration No. 333-10495).

         4. A specimen certificate of the Noncumulative Exchangeable Preferred Stock, Series A, of the Company is incorporated herein by this reference to
Exhibit 4 to the Company's Registration Statement on Form S-11, as amended from time to time (Registration No. 333-10495).





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                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                CHEVY CHASE PREFERRED CAPITAL CORPORATION



Date:  November 5, 1996         By: /s/ Stephen R. Halpin, Jr.
                                    --------------------------
                                    Stephen R. Halpin, Jr.
                                    Executive Vice President






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